Exhibit 99.1

IR Agency Contact:	Company IR Contact	Media Contact:
Becky Herrick	Pacific Ethanol, Inc.	Paul Koehler
Lippert / Heilshorn & Assoc.	916-403-2755	Pacific Ethanol, Inc.
415-433-3777	866-508-4969	503-235-8241
Investorrelations@pacificethanol.net		paulk@pacificethanol.net

PACIFIC ETHANOL, INC. REPORTS FOURTH QUARTER AND
YEAR-END 2010 FINANCIAL RESULTS

Total volume of ethanol gallons sold increased 50% for the fourth quarter of 2010 and increased 57% for all of 2010, compared to the same periods in 2009

Adjusted EBITDA increased 124% for the fourth quarter of 2010 to $2.2 million from $1.0 million in the fourth quarter of 2009

Sacramento, CA, March 28, 2011 – Pacific Ethanol, Inc. (NASDAQ CM: PEIX), the leading West Coast marketer and producer of low-carbon renewable fuels, reported its financial results for the quarter and year ended December 31, 2010.

2010 Business Highlights
•	Resumed production at the Magic Valley facility in January 2010
•	Led the Pacific Ethanol Plants out of bankruptcy in June 2010
•	Closed the following four transactions on October 6, 2010:
o	Raised $35.0 million in cash in a convertible note and warrant financing transaction;
o	Sold ownership interest in Front Range Energy LLC (“Front Range”) for $18.5 million in cash;
o	Purchased a 20% ownership interest in the four Pacific Ethanol Plants for $23.3 million in cash; and
o	Retired approximately $17.0 million in corporate debt.
•	Increased Kinergy’s working capital line of credit from $10.0 million to up to $20.0 million
•	Resumed production at the Stockton facility in December 2010
•	Grew Kinergy’s volume of marketed ethanol by 57%

“Pacific Ethanol achieved significant milestones in 2010, including strengthening our balance sheet while preserving the company’s equity value and renewing the growth of our core businesses of producing and marketing low carbon renewable fuels,” stated Neil Koehler, the company’s president and CEO. “In addition to continuing to deliver superior logistics and value to its customers, Kinergy maintained its strong growth in marketed ethanol gallons. During the fourth quarter, we resumed production at the 60 million gallon Stockton facility. Our objective is to resume operations to an annual rate of 200 million gallons at all four Pacific Ethanol Plants to best position the company to meet the increasing demand for low-carbon ethanol in the Western United States.”

Changes in Reporting
The company’s financial statements include the results of the Pacific Ethanol Plants for all periods except for the quarter ended September 30, 2010, during which the company had no ownership interest in the Pacific Ethanol Plants. On June 29, 2010, the Pacific Ethanol Plants emerged from bankruptcy, and the ownership of the Pacific Ethanol Plants was transferred to New PE Holdco LLC. On October 6, 2010, the company purchased a 20% ownership interest in New PE Holdco, which gave it the single largest equity position in New PE Holdco. Upon the acquisition, the company resumed consolidating the Pacific Ethanol Plants’ financial results in the fourth quarter of 2010.

Effective January 1, 2010, the company concluded it was no longer the primary beneficiary of Front Range, and therefore, deconsolidated the financial results of Front Range. As a result, the quarter and year ended December 31, 2009 includes Front Range’s financial results, whereas the quarter and year ended December 31, 2010, excludes Front Range’s financial results. On October 6, 2010, the company sold its ownership interest in Front Range.

Financial Results for the Fourth Quarter Ended December 31, 2010
Net sales were $134.2 million for the fourth quarter of 2010, compared to $87.9 million for the fourth quarter of 2009. Total gallons sold were 76.0 million for the fourth quarter of 2010, an increase of 25.5 million gallons over the 50.5 million gallons sold in the fourth quarter of 2009. The quarter-over-quarter and year-over-year increases in net sales are primarily attributed to operation of the Magic Valley facility during 2010 whereas it was idle for much of 2009, and an increase in sales of other third-party gallons.

Fourth quarter 2010 gross profit was $1.0 million, compared to $1.4 million in the fourth quarter of 2009. Corn costs for the fourth quarter of 2010 increased at a higher rate than ethanol prices compared to the fourth quarter of 2009, resulting in a lower gross profit. Selling, general and administrative (“SGA”) expenses for the fourth quarter of 2010 were $3.9 million as compared to $4.3 million in the same period of 2009. SGA expenses decreased as a result of the company’s continued cost reduction efforts. Operating loss for the fourth quarter of 2010 improved to $2.9 million from $253.1 million for the same period in 2009, which included asset impairments of $250.2 million related to the Pacific Ethanol Plants.

During the fourth quarter of 2010, the company issued convertible notes and warrants for $35.0 million in cash. The company accounted for the convertible notes and warrants at fair value, resulting in a non-cash charge of $11.7 million, representing the initial valuation and subsequent fair value adjustments at December 31, 2010.

Net loss available to common stockholders for the fourth quarter of 2010 was $12.1 million, which included the aforementioned non-cash charge of $11.7 million, compared to a net loss of $245.6 million for the fourth quarter of 2009. Adjusted EBITDA, which excludes, fair value adjustments, impairment charges and certain gains, increased 124% to $2.2 million for the fourth quarter of 2010 from $1.0 million in the fourth quarter of 2009.

Financial Results for the Year Ended December 31, 2010
Net sales were $328.3 million for 2010, compared to $316.6 million for 2009. Total gallons sold were 271.6 million in 2010, an increase of 98.9 million gallons over the 172.7 million gallons sold in 2009.

Net income available to common stockholders for 2010 was $71.0 million, which included a $119.4 million non-cash gain from bankruptcy exit, a $12.1 million non-cash loss on the company’s investment in Front Range, and $11.7 million in net fair value adjustments from the company’s convertible note and warrant financing. Net loss was $311.4 million for 2009, which included $252.4 million in non-cash charges for the impairment of the company’s ethanol plant assets. Adjusted EBITDA was negative $10.1 million for 2010 compared to negative $24.1 million for 2009.

Reconciliation of Adjusted EBITDA to Net Income (Loss)
Management believes financial measures not in accordance with generally accepted accounting principles (“GAAP”) are useful measures of operations. The company defines Adjusted EBITDA as unaudited earnings before interest, taxes, depreciation and amortization, fair value adjustments, asset impairments, loss on investment in Front Range and gain from bankruptcy exit. The table at the end of this release provides a reconciliation of Adjusted EBITDA to net income (loss) attributed to Pacific Ethanol, Inc. Management provides an Adjusted EBITDA measure so that investors will have the same financial information that management uses, which may assist investors in properly assessing the company’s performance on a period-over-period basis. Adjusted EBITDA is not a measure of financial performance under GAAP, and should not be considered an alternative to net income (loss) or any other measure of performance under GAAP, or to cash flows from operating, investing or financing activities as an indicator of cash flows or as a measure of liquidity. Adjusted EBITDA has limitations as an analytical tool and you should not consider it in isolation or as a substitute for analysis of the company’s results as reported under GAAP.

Earnings Call
Management will host a conference call at 8:00 a.m. PT/11:00 a.m. ET on Tuesday, March 29, 2011. Neil Koehler, Chief Executive Officer; and Bryon McGregor, Chief Financial Officer will deliver prepared remarks and conduct a slide presentation simultaneously via webcast followed by a question and answer session. To listen to the conference call, up to ten minutes prior to the scheduled call time, United States callers may dial (877) 847-6066. International callers should dial 00-1-(970) 315-0267. The access code is 52248750#.

The webcast for the call can be accessed from Pacific Ethanol’s website at www.pacificethanol.net. If you are unable to participate, the webcast will be archived for replay on Pacific Ethanol’s website for one year. In addition, a telephonic replay will be available beginning at 2:00 p.m. ET on Tuesday, March 29th through 11:59 p.m. ET on Thursday, March 31, 2011. To access the replay, please dial (800) 642-1687. International callers should dial 00-1-(706) 645-9291. The pass code will be 52248750#.

About Pacific Ethanol, Inc.
Pacific Ethanol, Inc. (NASDAQ CM: PEIX) is the leading marketer and producer of low-carbon renewable fuels in the Western United States. Pacific Ethanol also sells co-products, including wet distillers grain (WDG), a nutritional animal feed. Serving integrated oil companies and gasoline marketers who blend ethanol into gasoline, Pacific Ethanol provides transportation, storage and delivery of ethanol through third-party service providers in the Western United States, primarily in California, Nevada, Arizona, Oregon, Colorado, Idaho and Washington. Pacific Ethanol has a 20% ownership interest in New PE Holdco LLC, the owner of four ethanol production facilities. Pacific Ethanol operates and manages the four ethanol production facilities, which have a combined annual production capacity of 200 million gallons. The facilities in operation are located in Boardman, Oregon, Burley, Idaho and Stockton, California, and one idled facility is located in Madera, California. The facilities are near their respective fuel and feed customers, offering significant timing, transportation cost and logistical advantages. Pacific Ethanol’s subsidiary, Kinergy Marketing LLC, markets ethanol from Pacific Ethanol’s managed plants and from other third-party production facilities, and another subsidiary, Pacific Ag. Products, LLC, markets WDG. For more information please visit www.pacificethanol.net.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
With the exception of historical information, the matters discussed in this press release including, without limitation: the ability of Pacific Ethanol to continue as the leading West Coast marketer and producer of low-carbon renewable fuels; timing, transportation cost and logistical advantages offered by Pacific Ethanol’s partially-owned and third-party supply plants; the ability of Pacific Ethanol to resume production at the remaining idle Pacific Ethanol Plant, which is at the discretion of the third-party plant owner; expectations concerning future growth and profitability; and expected demand growth for low-carbon ethanol are forward-looking statements and considerations that involve a number of risks and uncertainties. The actual future results of Pacific Ethanol could differ from those statements. Pacific Ethanol refers you to the “Risk Factors” section contained in its Registration Statement on Form S-1/A filed with the Securities and Exchange Commission on January 27, 2011.

(Tables follow)

PACIFIC ETHANOL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share data)

	Three Months Ended December 31,		Years Ended December 31,
	2010	2009	2010	2009

Net sales	$134,245	$87,875	$328,332	$316,560
Cost of goods sold	133,260	86,484	329,143	338,607
Gross profit (loss)	985	1,391	(811)	(22,047)
Selling, general and administrative expenses	3,891	4,315	12,956	21,458
Asset impairments	—	250,188	—	252,388
Loss from operations	(2,906)	(253,112)	(13,767)	(295,893)
Loss on investment in Front Range	—	—	(12,146)	—
Loss on extinguishments of debt	—	—	(2,159)	—
Gain from write-off of liabilities	—	14,232	—	14,232
Fair value adjustments on convertible debt and warrants	(11,736)	—	(11,736)	—
Interest expense	(3,160)	(1,864)	(6,261)	(13,771)
Other income (expense), net	1,746	(358)	297	(1,666)
Loss before reorganization costs, gain from bankruptcy exit and income taxes	(16,056)	(241,102)	(45,772)	(297,098)
Reorganization costs	—	(1,744)	(4,153)	(11,607)
Gain from bankruptcy exit	—	—	119,408	—
Provision for income taxes	—	—	—	—
Net income (loss)	(16,056)	(242,846)	69,483	(308,705)
Net income (loss) attributed to noncontrolling interest in variable interest entities	4,409	(1,984)	4,409	552
Net income (loss) attributed to Pacific Ethanol, Inc.	$(11,647)	$(244,830)	$73,892	$(308,153)
Preferred stock dividends	$(501)	$(807)	$(2,847)	$(3,202)
Income (loss) available to common stockholders	$(12,148)	$(245,637)	$71,045	$(311,355)
Net income (loss) per share, basic	$(0.14)	$(4.30)	$0.97	$(5.45)
Net income (loss) per share, diluted	$(0.14)	$(4.30)	$0.80	$(5.45)
Weighted-average shares outstanding, basic	85,414	57,188	73,600	57,084
Weighted-average shares outstanding, diluted	85,414	57,188	93,647	57,084

PACIFIC ETHANOL, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands, except par value)

	December 31,	December 31,
ASSETS	2010	2009
Current Assets:
Cash and cash equivalents	$8,736	$17,545
Accounts receivable, net	25,855	12,765
Inventories	17,306	12,131
Prepaid inventory	2,715	3,192
Other current assets	3,350	3,143
Total current assets	57,962	48,776
Property and equipment, net	168,976	243,733
Other Assets:
Intangible assets, net	5,382	5,156
Other assets	1,763	1,154
Total other assets	7,145	6,310
Total Assets	$234,083	$298,819

PACIFIC ETHANOL, INC.
CONSOLIDATED BALANCE SHEETS (CONTINUED)
(unaudited, in thousands, except par value)

	December 31,	December 31,
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	2010	2009
Current Liabilities:
Accounts payable – trade	$6,472	$8,182
Accrued liabilities	3,236	9,914
Current portion – long-term debt	38,108	77,364
Derivative instruments	15	971
Total current liabilities	47,831	96,431

Long-term debt, net of current portion	84,981	12,739
Accrued preferred dividends	6,050	3,202
Other liabilities	7,406	1,828
Liabilities subject to compromise	—	242,417
Total Liabilities	146,268	356,617

Stockholders’ Equity (Deficit):
Pacific Ethanol, Inc. Stockholders’ Equity (Deficit):
Preferred stock, $0.001 par value; 10,000 shares authorized; Series A: 0 shares issued and outstanding as of December 31, 2010 and 2009; Series B: 1,456 and 2,346 shares issued and outstanding as of December 31, 2010 and 2009, respectively	1	2
Common stock, $0.001 par value; 300,000 shares authorized; 90,427 and 57,470 shares issued and outstanding as of December 31, 2010 and 2009, respectively	90	57
Additional paid-in capital	504,546	480,948
Accumulated deficit	(511,794)	(581,076)
Total Pacific Ethanol, Inc. Stockholders’ Equity (Deficit)	(7,157)	(100,069)
Noncontrolling interest in variable interest entity	94,972	42,271
Total Stockholders’ Equity (Deficit)	87,815	(57,798)
Total Liabilities and Stockholders’ Equity (Deficit)	$234,083	$298,819

Reconciliation of Adjusted EBITDA to Net Income (Loss)
	Three Months Ended December 31,		Years Ended December 31,
(in thousands) (unaudited)	2010	2009	2010	2009
Net income (loss) attributed to Pacific Ethanol	$(11,647)	$(244,830)	$73,892	$(308,153)
Adjustments:
Interest expense*	1,419	1,880	4,881	14,156
Interest income*	—	(5)	—	(77)
Fair value adjustments on convertible debt and warrants	11,736	—	11,736	—
Asset impairments	—	250,188	—	252,388
Loss on investment in Front Range	—	—	12,146	—
Gain from bankruptcy exit	—	—	(119,408)	—
Gain from write-off of liabilities	—	(14,232)	—	(14,232)
Depreciation and amortization expense*	655	7,965	6,611	31,833
Total adjustments	13,810	245,796	(84,034)	284,068
Adjusted EBITDA	$2,163	$966	$(10,142)	$(24,085)
________________
* Adjusted for noncontrolling interest in variable interest entities.

Commodity Price Performance
	Three Months Ended December 31,		Years Ended December 31,
(unaudited)	2010	2009	2010	2009
Ethanol production gallons sold (in millions)	26.2	21.2	69.4	86.4
Ethanol third party gallons sold (in millions)	49.8	29.3	202.2	86.3
Total ethanol gallons sold (in millions)	76.0	50.5	271.6	172.7

Ethanol average sales price per gallon	$2.34	$2.08	$1.96	$1.80
Corn cost – CBOT equivalent	$5.59	$4.18	$4.33	$3.98

Total co-product tons sold (in thousands)	236.5	138.8	857.4	504.2
Co-product return % (1)	20.6%	23.9%	21.3%	24.6%
________________
 (1) Co-product revenue as a percentage of delivered cost of corn
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